MORTGAGE OF INTELLECTUAL PROPERTY


         THIS MORTGAGE OF INTELLECTUAL PROPERTY (this "Mortgage") is entered into as of the 25th day of January, 2001 by and between INTERLOTT TECHNOLOGIES, INC., a Delaware corporation having its principal office and place of business at 7697 Innovation Way, Mason, Ohio 45040-9695 ("Mortgagor"), and FIFTH THIRD BANK, an Ohio banking corporation whose address is 38 Fountain Square Plaza, Cincinnati, Ohio 45263 ("Mortgagee"), under the following circumstances:


                              W I T N E S S E T H:
                               -------------------

         WHEREAS, Mortgagor and Mortgagee are parties to a certain Credit Agreement dated as of January 25, 2001 (which Credit Agreement, as the same may be renewed, supplemented, amended and/or restated from time to time, is hereinafter referred to as the "Credit Agreement"), which Credit Agreement provides for Mortgagee to extend credit to Mortgagor; and

         WHEREAS, Mortgagor and Mortgagee are parties to a certain Security Agreement dated as of January 25, 2001 (which Security Agreement, as the same may be renewed, supplemented, amended and/or restated from time to time, is hereinafter referred to as the "Security Agreement"), which Security Agreement provides for the grant by Mortgagor to Mortgagee of a security interest in and lien against Mortgagor's assets, including, without limitation, its intangible assets;

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees as follows:

         1. Incorporation of Credit Agreement and Security Agreement. The Credit Agreement and Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. For purposes of this Mortgage, "Obligations" shall have the same meaning as provided in the Credit Agreement. For purposes of this Mortgage, satisfaction of the Obligations shall occur when (i) the Obligations have been paid in full and (ii) the financing arrangements between Mortgagee and Mortgagor under the Credit Agreement have been terminated.



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

         2. Mortgage of Patents, Copyrights, Trade Secrets and Licenses. To secure the satisfaction of the Obligations, Mortgagor hereby grants a security interest in, mortgages, and collaterally assigns to Mortgagee all of Mortgagor's rights, title and interest in and to all of its now owned or existing and hereafter created or acquired:

                  (i) patents and patent applications,  in the United States and elsewhere, and the inventions and improvements described and claimed therein, including, without limitation, those patents listed on Exhibit A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses (a)-(d), are sometimes hereinafter individually and/or collectively referred to as the "Patents"); and

                  (ii) copyrights, copyright registrations and copyright applications, used in the United States and elsewhere, including, without limitation, the copyright registrations and copyright applications listed on Exhibit B attached hereto and made a part hereof, and (a) renewals or extensions thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing copyrights, copyright registrations and copyright applications, together with the items described in clauses (a)-(d), are sometimes hereinafter individually and/or collectively referred to as the "Copyrights"); and

                  (iii) all trade secrets, formulas, processes, devices, know-how, or compilations of information (including technical information and non-technical information such as customer lists and marketing plans), collectively referred to as trade secrets, which are not available to others and which are maintained as confidential by Mortgagor, including without limitation, the trade secrets generally described on Exhibit C, attached hereto and made a part hereof, and the right to prevent misappropriation and unauthorized disclosures thereof and all rights corresponding thereto throughout the world (all of the foregoing trade secrets and associated rights are sometimes hereinafter individually and/or collectively referred to as the "Trade Secrets"); and


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

                  (iv) all license agreements with respect to any or all of the Patents, the Copyrights, the Trade Secrets and/or the Trademarks (as defined in Paragraph 3 below), or any other patent, trademark, tradename, copyright or trade secret, or any application or registration thereof, between Mortgagor and any other party, whether Mortgagor is a licensor or licensee under any such license agreement, including, without limitation, any such license agreements granting the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter owned by Mortgagor and now or hereafter covered by such license agreements, and the licenses listed on Exhibit D attached hereto and made a part hereof, and (a) renewals, extensions or amendments thereof, (b) all income, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing, together with the items described in clauses (a)-(d), are sometimes hereinafter individually and/or collectively referred to as the "Licenses").

         3. Grant of Security Interest in Trademarks. To secure the satisfaction of the Obligations, Mortgagor hereby creates and grants to Mortgagee a security interest in all of Mortgagor's rights, title and interest in and to all of its now owned or existing and hereafter created or acquired trademarks, trademark registrations, tradenames and trademark applications, used in the United States and elsewhere, including, without limitation, the trademarks, trademark registrations, tradenames and trademark applications listed on Exhibit E attached hereto and made a part hereof and (a) renewals or extensions thereof,
(b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trademark registrations, tradenames and applications, together with the items described in clauses (a)-(d), are sometimes hereinafter individually and or collectively referred to as the "Trademarks") and (e) the goodwill of Mortgagor's business, including, but not by way of limitation, such goodwill connected with and symbolized by the Trademarks.

         4. New Patents, Copyrights, Trade Secrets, Trademarks and Licenses. If, before the Obligations shall have been satisfied, Mortgagor shall (i) obtain rights to any new patentable inventions, copyrights, trade secrets, tradenames, trademarks, trademark registrations or trademark applications; (ii) become a party to any license agreement with respect to any patents, copyrights, trade secrets or trademarks; or (iii) become entitled to the benefit of any patent, copyright or trademark, trademark application, trademark registration, copyright registration, copyright application, trade secret or license renewal, or patent for any reissue, division, continuation, renewal, extension or



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

continuation-in-part of any Patent or any improvement on any Patent, the provisions of this Mortgage shall automatically apply thereto and Mortgagor shall give to Mortgagee prompt written notice thereof. Mortgagor hereby authorizes Mortgagee as its irrevocable attorney-in-fact to modify this Mortgage by amending Exhibit A, Exhibit B, Exhibit C, Exhibit D, and Exhibit E as applicable, to include any future patents, patent applications, trademarks, trademark registrations, trademark applications, copyrights, copyright registrations, copyright applications, tradenames, trade secrets and licenses which are rights owned by Mortgagor and which are Patents, Copyrights, Trademarks, Trade Secrets or Licenses, as applicable, under Paragraph 2 or Paragraph 3 above or under this Paragraph 4, and to file or refile this Mortgage with the United States Patent and Trademark Office, the United States Copyright Office or other appropriate agency.

         5. Term; Remedies. The term of the Mortgage and security interest granted herein shall extend until the Obligations have been satisfied and the Credit Agreement and the financing arrangements between Mortgagee and Mortgagor thereunder have been terminated. Upon the occurrence and during the continuation of any "Event of Default" (as defined in the Credit Agreement), Mortgagor hereby authorizes: (a) the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries), to issue any and all Patents to Mortgagee as assignee of Mortgagor's entire interest therein; (b) the Register of Copyrights, United States Copyright Office (or as appropriate, such equivalent agency in foreign countries), to issue any and all certificates of registration or renewal for all of the Copyrights to Mortgagee as assignee of Mortgagor's entire interest therein; and
(c) the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries), to issue any and all certificates of registration or renewal for all of the Trademarks to Mortgagee as assignee of Mortgagor's entire interest therein and in the goodwill of Mortgagor's business connected therewith and symbolized thereby. Upon the occurrence and during the continuation of an Event of Default and enforcement of Mortgagee's rights under this Paragraph 5, Mortgagee shall be entitled to use all Patents, Copyrights, Trade Secrets, Trademarks and Licenses on a worldwide basis and without any liability for royalties or other related charges from Mortgagee to Mortgagor.

         6. Use While No Event of Default Exists. Prior to the occurrence of any Event of Default and while no Event of Default is continuing, Mortgagor shall have the continued and unencumbered right to use the Patents, Copyrights, Trade Secrets, Trademarks and Licenses in the ordinary course of its business, subject to the terms and covenants of the Credit Agreement and this Mortgage.


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

         7. Documents. At the request of Mortgagee, Mortgagor shall pay the costs of filing and/or recording this Mortgage in all public offices where filing or recording is necessary. Mortgagor shall execute and deliver to Mortgagee from time to time such supplemental mortgages or other instruments as may be necessary for confirming Mortgagee's interest in the Patents, Copyrights, Trade Secrets, Trademarks and Licenses.

         8. Mortgagee's Right to Sue. After the occurrence and during the continuation of any Event of Default, Mortgagee shall have the right, but shall in no way be obligated, to bring suit in its own name and, in Mortgagee's discretion, to join Mortgagor as a party plaintiff, to enforce the Patents, Copyrights, Trade Secrets, Trademarks and Licenses.

         9. Waivers. No course of dealing between Mortgagor and Mortgagee nor any failure to exercise, nor any delay in exercising, on the part of Mortgagee any right, power or privilege hereunder shall operate as a waiver thereof.

         10. Severability. The provisions of this Mortgage are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Mortgage in any jurisdiction.

         11. Modification. This Mortgage cannot be altered, amended or modified in any way, except as specifically provided in Paragraph 4 hereof or by a writing signed by the parties hereto.

         12. Cumulative Remedies. All of Mortgagee's rights and remedies with respect to the Patents, Copyrights, Trade Secrets, Trademarks and Licenses, whether established hereby or by the Credit Agreement, or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. Mortgagee shall have, in addition to all other rights and remedies given it by the terms of this Mortgage and the Credit Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Copyrights, Trademarks, Trade Secrets or Licenses may be located.

         13. Binding  Effect; Benefits.   This  Mortgage  shall be  binding upon
Mortgagor and its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns.

         14. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Ohio.


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

         15. Headings.   Paragraph headings used herein are for convenience only
and shall not modify the provisions which they precede.

         16. Release of Mortgage. This Mortgage is made for collateral purposes only. Upon satisfaction of the Obligations and termination of the Credit
Agreement, Mortgagee shall execute and deliver to Mortgagor all deeds, assignments and other instruments, and shall take such other actions, as may be necessary or appropriate to re-vest in Mortgagor the Patents, Copyrights, Trade Secrets, Trademarks and Licenses, subject to any disposition thereof which may have been made by Mortgagee pursuant hereto or pursuant to the Credit Agreement.

         IN WITNESS WHEREOF, Mortgagor, by its duly authorized officer, has executed this Mortgage as of the date first above written.


                                  INTERLOTT TECHNOLOGIES, INC.


                                  By:   /s/ Dennis W. Blazer
                                  Name: Dennis W. Blazer
                                  Title: CFO



STATE OF OHIO              )
                                    )  SS:
COUNTY OF HAMILTON         )


     The foregoing Mortgage of Intellectual Property was acknowledged before me this 23rd day of January, 2001, by Dennis W. Blazer, the CFO of Interlott Technologies, Inc., a Delaware corporation, on behalf of the corporation.


                                  /s/ Laura Martin
                                  Notary Public







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



Accepted at Cincinnati, Ohio as of January 25, 2001:


FIFTH THIRD BANK


By:  /s/ Keith E. Goodpaster
Name: Keith E. Goodpaster
Title:   VP